Exhibit 10.1

PARENT SUPPORT AGREEMENT

This PARENT SUPPORT AGREEMENT, dated as of June 29, 2021 (this “Agreement”), is entered into by and among FS Development Corp. II, a Delaware corporation (“Parent”), Pardes Biosciences, Inc., a Delaware corporation (the “Company”), FS Development Holdings II, LLC, a Delaware limited liability company (“Sponsor”), and each of the other stockholders of Parent whose names are set forth on Exhibit A hereto (each, a “Founder” and, collectively, the “Founders”). Capitalized terms used herein and not otherwise defined will have the meaning given such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Orchard Merger Sub. Inc., a Delaware corporation (“Merger Sub”), Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, and the Company, are entering into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of PubCo;

WHEREAS, as of the date hereof, each Founder owns of record the number of Parent Class A Shares and Parent Class B Shares as set forth opposite such Founder’s name on Exhibit A hereto (all such Parent Class A Shares and Parent Class B Shares and the Parent Class A Shares and Parent Class B Shares of which ownership of record or the power to vote is hereafter acquired by the Founders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent and the Company to enter into the Merger Agreement, the Founders are executing and delivering this Agreement to Parent and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Founders (severally and not jointly), the Company and Parent hereby agrees as follows:

1. Agreement to Vote. Each Founder, by this Agreement, with respect to its Shares, hereby agrees to vote, at any meeting of the stockholders of Parent, and in any action by written consent of the stockholders of Parent, all of such Founder’s Shares (a) in favor of the approval and adoption of the Merger and each of the other Parent Proposals and (b) in favor of any other matter reasonably necessary to the consummation of the Transactions and the approval of the Parent Proposals and which is considered and voted upon by the stockholders of Parent in connection therewith. Each Founder acknowledges receipt and review of a copy of the Merger Agreement.

2. Transfer of Shares. Each of the Founders agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling such Founder from performing its obligations hereunder.

3. Waiver of Anti-Dilution Provision. Each Founder hereby (but subject to the consummation of the Merger) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the Parent Certificate of Incorporation, the provisions of Section 4.3(b)(i) of the Parent Certificate of Incorporation to have the Parent Class B Shares convert to Parent Class A Shares at a ratio of greater than one-for-one. The waiver specified in this Section 3 shall be applicable only in connection with the transactions contemplated by the Merger Agreement and this Agreement (and any shares of PubCo Common Stock or equity-linked securities issued in connection with the transactions contemplated by the Merger Agreement and this Agreement) and shall be void and of no force and effect if the Merger Agreement shall be terminated for any reason.

4. Other Covenants and Agreements.

(a)  From the date hereof through the Closing Date, Sponsor shall not, and shall cause each of its Representatives not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) in furtherance and without limitation of Sponsor’s obligations pursuant to Section 1, approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. Immediately following the execution of this Agreement, Sponsor shall, and shall cause each of its Representatives to, terminate any existing discussions or negotiations with any Persons other than Parent, on the one hand, or the Company, on the other hand, concerning any Alternative Transaction. Sponsor shall be responsible for any acts or omissions of any of its Representatives that, if they were the acts or omissions of Sponsor, would be deemed a breach of such Sponsor’s obligations hereunder.

(b)  If an Alternative Proposal is communicated in writing to Sponsor or any of its Representatives, Sponsor shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise Parent, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto). Parent shall as promptly as practicable (and in any event one (1) Business Day after receipt thereof) advise Company, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making such Alternative Proposal. Sponsor shall keep Parent informed, and Parent shall keep Company informed, on a reasonably current basis of material developments with respect to any such Alternative Proposal.

5. Sponsor Backstop.

(a) In the event that both (i) the Aggregate Parent Closing Cash is less than $100,000,000 and (ii) the Net Trust Fund Balance is less than $25,000,000, Sponsor hereby agrees to purchase (or to cause its Affiliates to purchase) from Parent, and Parent hereby agrees to sell to Sponsor or such Affiliates, a number of Parent Class A Shares equal to: (x) $25,000,000 minus the Net Trust Fund Balance; divided by (y) $10.00.

(b)  The term “Net Trust Fund Balance” means the aggregate cash proceeds available for release to Parent from the Trust Fund in connection with the Transactions (net of the Parent Redemption Amount).

(c) Sponsor shall subscribe for and purchase the Parent Class A Shares pursuant to this Section 5 by executing and delivering to Parent a subscription agreement, substantially in the form of the Subscription Agreement attached as Exhibit B to the Merger Agreement, prior to the Closing.

6. Representations and Warranties. Each Founder, severally and not jointly, represents and warrants to the Company as follows:

(a)  The execution, delivery and performance by such Founder of this Agreement and the consummation by such Founder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Founder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or certificate of incorporation or operating agreement, if any (the “Organizational Documents”) of such Founder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Founder’s Organizational Documents.

(b)  Such Founder owns of record and has good, valid and marketable title to the Shares set forth opposite such Founder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Founder does not own, directly or indirectly, any other Shares.

(c)  Such Founder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Founder.

7. Termination. This Agreement and the obligations of Sponsor and each of the Founders under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and Sponsor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

8. Miscellaneous.

(a)  Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(b)):

if to the Company, to:

Pardes Biosciences, Inc.
2173 Salk Ave., Suite 250, PMB #052
Carlsbad, CA 92008
Attn: Uri A. Lopatin, M.D., Chief Executive Officer
Elizabeth H. Lacy, General Counsel & Corporate Secretary

Email:	uri@pardesbio.com
elacy@pardesbio.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
Attn.: Deepa Rich
Email: DRich@goodwinlaw.com

if to Parent or Sponsor, to:

c/o FS Development Corp. II
900 Larkspur Landing Circle, Suite 150
Larkspur, California 94939
Attn: Jim Tananbaum
Email: jim@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attn: Joel L. Rubinstein
Bryan Luchs
Email:	joel.rubinstein@whitecase.com
bryan.luchs@whitecase.com

if to a Founder, to the address or facsimile number set forth for Founder on the signature page hereof.

(c)  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)  This Agreement, the Merger Agreement and the Additional Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e)  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Founder shall be liable for the breach by any other Founder of this Agreement.

(f)  The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)  This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)  Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)  This Agreement shall not be effective or binding upon the Company, Sponsor or any other Founder until such time as the Merger Agreement is executed.

(k)  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FS DEVELOPMENT CORP. II

By:	/s/ James B. Tananbaum
	Name:	James B. Tananbaum
	Title:	Chief Executive Officer

PARDES BIOSCIENCES, INC.

By:	/s/ Uri A. Lopatin, M.D.
	Name:	Uri A. Lopatin, M.D.
	Title:	Chief Executive Officer

[Signature Page to Parent Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDERS:

FS DEVELOPMENT HOLDINGS, LLC

By:	/s/ James B. Tananbaum
Name:	James B. Tananbaum
Title:	Chief Executive Officer
Address:	900 Larkspur Landing Circle, Suite 150
San Francisco, California 94111

Daniel Dubin

By:	/s/ Daniel Dubin

Address:

Owen Hughes

By:	/s/ Owen Hughes

Address:

Deepa Pakianathan

By:	/s/ Deepa Pakianathan

Address:

[Signature Page to Parent Support Agreement]

EXHIBIT A

THE FOUNDERS

Founder	Shares of Parent Class A Common Stock	Shares of Parent Class B Common Stock
FS Development Holdings II, LLC	602,500	4,941,250
Daniel Dubin		30,000
Owen Hughes		30,000
Deepa Pakianathan		30,000